Exhibit 10.83

Guy Carpenter & Company, Inc.

44 Whippany Road

P.O. Box 1926

Morristown, NJ 07962-1926

973 285 7900  Fax 917 934 9700

Cover Note

File #:                  8493-00-0009-00

Effective Date:  January 1, 2005

COMPANY:

SCPIE HOLDINGS, INC.,

AND/OR SCPIE INDEMNITY COMPANY,

AND/OR AMERICAN HEALTHCARE INDEMNITY COMPANY,

AND/OR AMERICAN HEALTHCARE SPECIALTY COMPANY,

AND/OR SCPIE INSURANCE SERVICES, INC.,

AND/OR SCPIE MANAGEMENT SERVICES, INC.,

LOS ANGELES, CALIFORNIA

TYPE

FIRST – THIRD EXCESS OF LOSS REINSURANCE AGREEMENT

BUSINESS COVERED:

1.	Physicians & Surgeons Comprehensive Professional and Business Liability, including Clinics and Clinical Laboratories.

2.	Professional and Business Liability Policies for Hospitals and Healthcare Facilities, including:

a.	Modified Claims Made Coverage Hospitals and Medical Centers (Primary & Excess);

b.	Claims Made Coverage Hospitals and Medical Centers (Primary & Excess);

c.	Excess Automobile Liability and Excess Employers Liability associated with the policy forms outlined above.

3.	Errors and Omissions Liability Policies for Managed Care Organizations, and Directors and Officers Liability Policies.

4.	Physicians and Surgeons Comprehensive Professional Liability and Personal Umbrella Business underwritten by Brown & Brown, Inc., Tampa, Florida.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

TERM:

January 1, 2005 to December 31, 2005 as respects claims made during the calendar year 2005.

The term “claims made” as used herein shall mean (A) In respect of Claims Made Policies, claims first notified to the Company during the term of this Agreement on any inforce policy or reporting endorsement arising out of incidents subsequent to the retroactive date of said policy as the result of the rendering of or failure to render a professional service or the reporting of losses which arise from the insured premises and operations incidental to the practice of a physician, hospital or managed care organization and/or (B) In respect of Occurrence, or Modified Claims Made Policies, claims or losses first notified to the Company during the term of this Agreement.

Retroactive date January 1, 1976, except for Extra Contractual Obligations which is January 1, 1979.

In the event of cancellation or non-renewal, and at the option of the Reinsured, Reinsurers agree to run-off policies in force until natural expiration not to exceed 12 months from the expiration date hereon, at terms to be mutually agreed.

TERRITORY:

As per the Company’s original policies, contracts, or binders.

EXCLUSIONS:

1.	Insolvency Funds.

2.	Nuclear Incident - Liability - Reinsurance.

3.	Assumed Reinsurance other than for Licensing, Financial Rating Purposes or Acquisition Purposes.

4.	Terrorism per NMA 2929.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

RETENTION AND LIMIT:

First Layer:

A.)	$3,000,000 each and every loss in excess of $2,000,000 each and every loss.

Reinsurers maximum aggregate liability, during the term of this Agreement shall be $18,000,000.

Not withstanding the foregoing it is a condition hereto that an Annual Aggregate Deductible of $3,000,000, otherwise recoverable, shall first be deducted before any liability attaches hereon.

Second Layer:

A.)	$5,000,000 each and every loss in excess of $5,000,000 each and every loss.

B.)	Reinstatements -	First - Computed Pro-Rata as to amount, 60% as to Premium.

Second - Computed Pro-Rata as to amount, 100% as to Premium.

Third Layer:

A.)	$10,000,000 each and every loss in excess of $10,000,000 each and every loss.

B.)	Reinstatement -	One in all computed Pro-Rata as to amount, 100% as to Premium.

WARRANTY:

1.)	In respect of Physicians and Surgeons Comprehensive Professional and Business Liability Policies, including Clinics and Clinical Laboratories, the Maximum Policy Limit is $10,000,000 subject to inuring protection of $8,000,000 in excess of $2,000,000 with a maximum aggregate of $8,000,000 during each 12 month period, or so deemed.

2.)	Coverage for Professional and Business Liability Policies for Hospitals is restricted to policies incepting prior to January 1, 2002, the Maximum Policy Limit is $50,000,000, or so deemed.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

WARRANTY (Continued):

3.)	In respect of Professional and Business Liability Policies for Healthcare Facilities, the Maximum Policy Limit is $10,000,000 for policies incepting prior to January 1, 2002, and $5,000,000 for policies incepting on or after January 1, 2002, or so deemed.

4.)	In respect of Errors and Omissions Liability Policies for Managed Care Organizations, Directors and Officers Liability Policies, and Employment Practices Liability Insurance, the Maximum Policy Limit is $5,000,000 for policies incepting prior to January 1, 2002, and $1,000,000 for policies incepting on or after January 1, 2002, or so deemed.

5.)	In respect of Professional and Business Liability Policies for Dentists, excluding coverages for Oral and Maxillofacial Surgeons, the Maximum Policy Limit is $10,000,000, for policies incepting prior to January 1, 2002, and $2,000,000 for policies incepting on or after January 1, 2002, or so deemed.

PREMIUM:

First Layer:

4.43% of G.N.E.P.I.

Deposit - $6,158,000 payable $3,079,000 semi-annually.

Minimum - $4,926,400

Second Layer:

2.47% of G.N.E.P.I.

Deposit - $3,433,000 payable $1,716,500 semi-annually.

Minimum - $2,746,000

Third Layer:

1.45% of G.N.E.P.I.

Deposit - $2,016,000 payable $1,008,000 semi-annually.

Minimum - $1,612,800

ATTACHMENT OF LIABILITY:

(A)	For purposes of determining the attachment of the Reinsurers liability hereunder as respects any one loss, all losses (including Discovery Period Losses) involving one or more Original Insureds, arising from the same incident, and in which First Notice of Claim or Circumstance is notified to the Company during the term of this Agreement shall be covered hereunder.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

ATTACHMENT OF LIABILITY (Continued):

(B)	The date of a loss hereunder shall be the earliest date, within the term of this Agreement, that the Company has received First Notice of Claim or Circumstance.

CONTINGENT COMMISSION (FIRST LAYER ONLY):

A.	Within 45 days following December 31, 2008, and annually thereafter until all losses on Claims Made during the term of this Contract are settled, a contingent commission calculation shall be prepared by the Company in accordance with the following:

1.	“Income” means the reinsurance premium for the First Layer for the term of this Contract.

2.	“Outgo” means the sum of:

a.	Losses and Loss Adjustment Expense paid by the Reinsurer on Claims Made under the First Layer during the term of this Contract, plus

b.	The outstanding case reserves of the Reinsurer on Claims Made under the First Layer during the term of this Contract, plus

c.	The Reinsurer’s expense allowance of 30% of Income, plus

d.	As respects any Subscribing Reinsurer who participated on all Predecessor Contracts, the cumulative deficit from the Predecessor Contracts, if any (i.e., the amount by which Reinsurer’s share of losses incurred under those contracts exceeds the Reinsurer’s earned premium under those contracts).

B.	The contingent commission shall be 25% of the amount by which Income exceeds Outgo.

C.	As respects the first calculation of contingent commission hereunder, the Reinsurer shall remit to the Company, as promptly as possible after receipt and verification of the Company’s report, one-third of the contingent commission shown to be due to the Company. As respects the second calculation, the Reinsurer shall remit to the Company, as promptly as possible after receipt and verification of the Company’s report, two-thirds of the contingent commission shown to be due to the Company, less any contingent commission previously paid. As respects the third and each subsequent calculation, the Reinsurer shall remit to the Company, as promptly as possible after receipt and verification of the Company’s report, the contingent commission shown to be due to the Company, less any contingent commission previously paid.

D.	Should Outgo exceed Income, the difference shall be considered as the Reinsurer’s deficit and shall be carried forward on an unlimited basis into the calculations for the successors to this Contract, if any.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

E.	“Predecessor Contracts” means the following reinsurance agreements (or layers of reinsurance agreements) issued to the Company:

1.	Second Excess of Loss Reinsurance, effective January 1, 1997 (01-97-0021);

2.	Second Excess of Loss Reinsurance, effective January 1, 1998 (01-98-0021);

3.	Second Excess of Loss Reinsurance, effective January 1, 1999 (8493-00-0001-99-02);

4.	First Excess of Loss Reinsurance, effective January 1, 2000 Contract 8493-0009-2000-1;

5.	First Layer of First - Fifth Excess of Loss Reinsurance, effective January 1, 2001. Contract 8493-0009-01;

6.	First Layer of First - Fifth Excess of Reinsurance, effective January 1, 2002. Contract 8493-0009-01.

7.	First Layer of First - Fifth Excess of Loss Reinsurance, effective January 1, 2003. Contract 8493-0009-00;

8.	First Layer of First - Fifth Excess of Loss Reinsurance, effective January 1, 2004 contract 8493-0009-00.

ACCOUNTING:

Premiums - Payments within 60 days of respective due date.

Losses - Payments within 60 days of receipt of proof of loss.

Outstanding losses reported individually as they occur.

GENERAL CONDITIONS:

Loss Adjustment Expenses to be included with the Ultimate Net Loss.

Excess of Original Policy Limits Clause

80% Extra Contractual Obligations Clause

Ultimate Net Loss Clause including Declaratory Judgement Expenses incurred in connection with coverage questions and legal actions related to a specific claim.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

Net Retained Lines Clause

Notice of Loss Clause

Loss Funding Clause - Including IBNR (See Attached)

Special Funding Clause

Confidentiality Clause

Commutation Clause by Mutual Agreement

Federal Excise Tax Clause

Errors and Omissions Clause

Insolvency Clause

Offset Clause – BRMA 36A

Service of Suit Clause

Mode of Execution Clause

Arbitration Clause

Access to Records Clause

Guy Carpenter & Company, Inc. Intermediary Clause

INFORMATION:

2004 Premium Estimates by Line:
Physicians SCPIE	$100,000,000
Physicians (Standard) AHI-CA	$19,000,000
Physicians Other than CA. Std. AHI	$3,600,000
Physicians - Non Standard AHI	$3,000,000

Subtotal:	$125,600,000

Healthcare Facilities	$9,000,000
Heathcare Providers	$1,800,000
Umbrella	$600,000
Managed Care E&O	$1,000,000
Directors & Officers	$540,000
SCPIE Best Defense	$460,000

Subtotal:	$13,400,000

Grand Total:	$139,000,000

REGULATION 98:

Premium and loss payments made to Guy Carpenter shall be deposited in a Premium and Loss Account in accordance with Section 32.3(a)(1) of Regulation 98 of the New York Insurance Department. The parties hereto consent to withdrawals from said account in accordance with Section 32.3(a)(3) of the Regulation, including interest and Federal Excise Tax.

BROKERAGE:

10.00%

The brokerage rate on reinstatement premium shall be 5% for those markets paying brokerage on such premium.

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

EFFECTED WITH:

Reinsurer	FEIN #	1st Layer	2nd Layer	3rd Layer
Hannover Rückversicherung-AG	AA-1340125	35.0000%	30.0000%	15.0000%

Guy Carpenter & Company, Limited
Alea London Limited on behalf of Alea London Limited	AA-1120146	2.0000%	4.0000%	NIL
Aspen Insurance UK Limited	AA-1120337	8.2110%	5.1040%	6.7460%
QBE Reinsurance (Europe) Limited	AA-1780070	6.6350%	9.5300%	8.6950%
Lloyd’s Underwriter Syndicate No. 0435 FDY	AA-1126435	NIL	9.1689%	13.4094%
Lloyd’s Underwriter Syndicate No. 0570 ATR	AA-1126570	NIL	1.0000%	2.5000%
Lloyd’s Underwriter Syndicate No. 0623 AFB	AA-1126623	NIL	0.7500%	3.7546%
Lloyd’s Underwriter Syndicate No. 0727 SAM	AA-1126727	NIL	1.7500%	2.0000%
Lloyd’s Underwriter Syndicate No. 0780 ADV	AA-1126780	1.1350%	1.4712%	4.3638%
Lloyd’s Underwriter Syndicate No. 1084 CSL	AA-1127084	NIL	0.7356%	3.1289%
Lloyd’s Underwriter Syndicate No. 2001 AML	AA-1128001	NIL	NIL	1.5000%
Lloyd’s Underwriter Syndicate No. 2003 SJC	AA-1128003	3.6345%	NIL	6.0047%
Lloyd’s Underwriter Syndicate No. 2488 AGM	AA-1128488	20.0000%	16.5000%	NIL
Lloyd’s Underwriter Syndicate No. 2623 AFB	AA-1128623	NIL	1.7500%	8.7608%
Lloyd’s Underwriter Syndicate No. 2791 MAP	AA-1128791	14.0095%	6.1779%	6.7047%
Lloyd’s Underwriter Syndicate No. 2987 BRT	AA-1128987	NIL	4.9327%	6.2577%
Lloyd’s Underwriter Syndicate No. 4472 LIB	AA-1126006	9.3750%	7.1297%	11.1744%

Total		100.0000%	100.0000%	100.0000%

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File #:                    8493-00-0009-00

Effective Date:    January 1, 2005

This Cover Note confirms the terms and conditions of the reinsurance negotiated with the listed reinsurers on your behalf. In the event that any of these details do not meet with your approval, or the security of the participating reinsurers does not meet with your requirements, please notify this office immediately. If all is in order, please sign and return one copy of this Cover Note to confirm your approval and complete our files.

/s/ Paul Molloy	/s/ A. Clarke Blanton
Officer Title Guy Carpenter & Company, Inc. March 7, 2005	Officer Title Guy Carpenter & Company, Inc. March 7, 2005

Date	Date
/s/ Donald J. Zuk
SCPIE Indemnity Company
March 9, 2005
Date